Exhibit D



NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE ACT ON AN EXEMPTION THEREFROM.

Warrant No.___                                                11,250,000 Shares

                     VIDEO NETWORK COMMUNICATIONS, INC.

       Warrant to Purchase 11,250,000 Shares (Subject to Adjustment)
                             of Common Stock of
                     THIS WARRANT EXPIRES May 16, 2012.

         THIS IS TO CERTIFY THAT Moneyline Networks, LLC, a Delaware limited liability company ("Moneyline"), or its registered assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), upon the terms and conditions set forth herein, to purchase from Video Network Communications, Inc., a Delaware corporation (the "Company"), 11,250,000 shares (subject to adjustment as provided herein) of the Company's Common Stock (as hereinafter defined) at purchase price of $0.60 per share (the initial "Exercise Price", subject to adjustment as provided herein).

                                 ARTICLE I

                                DEFINITIONS.

         As used in this Warrant, the following terms have the respective meanings set forth below:

         "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person means the possession, directly or indirectly, of the power to direct, influence or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreed Rate" means the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

         "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "Common Stock" means the Common Stock of the Company, par value $.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.6 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.6 hereof.

         "Designated Office" has the meaning set forth in Section 9 hereof.

         "Excluded Stock" means (i) the issuance of Common Stock upon exercise of any options to purchase up to 828,112 shares of Common Stock awarded to employees or directors of the Company pursuant to an employee stock option plan or restricted stock plan approved by the Company's Board of Directors, (ii) the issuance of up to 7,750,000 shares of Common Stock to purchasers introduced by EarlyBirdCapital, Inc., or (iii) an issuance of Common Stock as a dividend, subdivision or split in respect of which an adjustment provided in Section 4.4 applies.

         "Exercise Date" has the meaning set forth in Section 2.1 hereof.

         "Exercise Notice" has the meaning set forth in Section 2.1 hereof.

         "Exercise Price" means, in respect of a share of Common Stock at any date herein specified, the Exercise Price set forth in the preamble of this Warrant as adjusted from time to time pursuant to Section 4 hereof.

         "Expiration Date" means May 16, 2012.

         "Fair Market Value" means, as to any security, the fair market value determined by the Board of Directors in its good faith judgment.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time.

         "Holder" means (a) with respect to this Warrant, the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose and (b) with respect to any other Warrant or shares of Warrant Stock, the Person in whose name such Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

         "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Original Issue Date" means May 16, 2002.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Subsidiary" means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

         "Transfer" means any disposition of any of this Warrant or Warrant Stock or of any interest therein, which would constitute a "sale" thereof or a transfer of a beneficial interest therein within the meaning of the Securities Act.

         "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1 hereof, multiplied by (ii) the Exercise Price (as adjusted pursuant to Section 4).

         "Warrants" means this Warrant and all Warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or any other such subsequently issued Warrant. All Warrants shall at all times be identical as to terms and conditions, except as to the number of shares of Common Stock for which they may be exercised and their date of issuance.

         "Warrant Stock" means the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.


                                ARTICLE II

                            EXERCISE OF WARRANT.

         2.1 Manner of Exercise.

                  (a) During the period commencing the date hereof and terminating at 5:00 P.M., New York time, on the Expiration Date, the Holder of this Warrant may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at its Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the exercise form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its duly authorized agent or attorney.

                  (b) Upon receipt by the Company of such Exercise Notice, the Warrant and payment, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or, subject to compliance with Section 3, such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

                  (c) Payment of the Warrant Price shall be made at the option of the Holder by delivery of a certified or official bank check or by wire transfer of immediately available funds in the amount of such Warrant Price payable to the order of the Company.

                  (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

                  (e) All Warrants delivered for exercise shall be canceled by the Company.

         2.2 Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all Liens (other than any created by actions of the Holder). The Company shall pay all expenses in connection with, and all sales, use, transfer, stamp, duty, recording or similar taxes and other governmental charges, but excluding income taxes ("Transfer Taxes") that may be imposed with respect to, the issue or delivery thereof.

         2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of one share of Common Stock on the Exercise Date.

         2.4 Conversion Right.

                  (a) In lieu of the payment of the Warrant Price in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Warrant into securities ("Conversion Right") as follows: Upon exercise of the Conversion Right, the Company will deliver to the Holder (without payment by the Holder of any of the Warrant Price in cash) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Warrants being converted by (y) the Market Price. The "Value" of the portion of the Warrants being converted will equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares of Common Stock underlying the portion of the Warrants being converted from (b) the Market Price multiplied by the number of shares of Common Stock underlying the portion of the Warrants being converted. As used herein, the term "Market Price" is deemed to be the last reported sale price of the Common Stock on the date prior to the date the Conversion Right is exercised, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association Securities Dealers, Inc. through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company.

                  (b) The Conversion Right may be exercised by the Holder on any business day on or after the Original Issuance Date and not later than the Expiration Date, by delivering to the Company the Warrants with a duly executed exercise form attached hereto with the conversion section completed exercising the Conversion Right.


                                ARTICLE III

                    TRANSFER, DIVISION AND COMBINATION.

         3.1 Transfer. The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this
Section 3.1. Prior to any proposed transfer of this Warrant or the Warrant Stock, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder of such securities shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Warrant and/or Warrant Stock may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto, whereupon the Holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the Holder to the Company. Notwithstanding the provisions of subsections (i) and (ii) above, no such registration statement, opinion of counsel or "no action" letter shall be necessary for a transfer by a Holder that is a limited liability company to a member or Affiliates, or by a Holder that is a corporation to its stockholders or Affiliates, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he, she or it were an original Holder hereunder. Each new certificate evidencing the Warrant and/or Warrant Stock so transferred shall bear the appropriate restrictive legends set forth on the first page of this Warrant, except that such certificate shall not bear such restrictive legend, if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws. Upon compliance with the provisions of this Section 3.1, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any Transfer Taxes in connection with the making of such transfer. Upon such surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

         3.2 Division and Combination. Subject to compliance with the applicable provisions of this Warrant, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         3.3 Expenses. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this
Section 3.

         3.4 Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.


                                ARTICLE IV

                          ANTIDILUTION PROVISIONS.

         The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.

         4.1 Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, issue to any Person other than the Holder or any of its Affiliates any shares of Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than Excluded Stock, without consideration or for consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Common Stock, then such Exercise Price shall forthwith be lowered to a price equal to the consideration per share for which such Common Stock, securities or options were issued.

         4.2 Upon Acquisition of Common Stock. If the Company or any Subsidiary shall, at any time or from time to time after the Original Issue Date, directly or indirectly, redeem, purchase or otherwise acquire from any Person other than the Holder or any of its Affiliates any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, for a consideration per share greater than the Fair Market Value (plus, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) for shares of Common Stock in effect immediately prior to such event, then the Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

                        (i) the Exercise Price in effect immediately prior to such event by:

                        (ii) a fraction of which (x) the denominator shall be the Fair Market Value per share of Common Stock immediately prior to such event and (y) the numerator shall be the result of dividing:

                  (A) (1) the product of (a) the number of shares of Common Stock outstanding on a fully-diluted basis and (b) the Fair Market Value per share of Common Stock, in each case immediately prior to such event, minus (2) the aggregate consideration paid by the Company in such event (plus, in the case of such options, rights, or convertible or exchangeable securities, the aggregate additional consideration to be paid by the Company upon exercise, conversion or exchange), by

                  (B) the number of shares of Common Stock outstanding on a fully-diluted basis immediately after such event.

         4.3 Provisions Applicable to Adjustments. For the purposes of any adjustment of the number of shares of Common Stock purchasable on the exercise of the Warrants pursuant to Section 4.1 or 4.2, the following provisions shall be applicable:

                  (a) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereo.

                  (b) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof; provided that if the consideration does not consist of securities, as for example in a strategic alliance, the Board of Directors shall determine the value of such consideration in good faith.

                  (c) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                        (i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (a) and (b) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                        (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs
         (a) and (b) above);

                        (iii) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                        (iv) no further adjustment of the Exercise Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

         4.4 Upon Dividends, Subdivisions or Splits. If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock purchasable on exercise of the Warrants shall be increased in proportion to such increase in outstanding shares.

         4.5 Upon Combinations. If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock purchasable on exercise of the Warrants shall be decreased in proportion to such decrease in outstanding shares.

         4.6 Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Common Stock), each Warrant shall after such reorganization, reclassification, consolidation, or merger be exercisable into the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Company shall not effect any such reorganization, reclassification, consolidation or merger unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such reorganization, reclassification, consolidation, shall assume, by written instrument, the obligation to deliver to the Holders of the Warrants such shares of stock, securities or assets, which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon such conversion.

         4.7 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.2, 4.4, 4.5 and 4.6, the Holders of the Warrants shall thereafter be entitled to purchase upon the exercise thereof, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         4.8 Notice of Adjustment of Warrants. Whenever the Exercise Price is adjusted as herein provided:

                        (i) the Company shall compute the adjusted Exercise Price accordance with this Section 4 and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth such adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose or exercise of Warrants; and

                        (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all Holders at their last addresses as they shall appear in the stock register.

         4.9 Adjustment Upon Exercise of Outstanding Securities.

                  (a) If, at any time or from time to time after the Original Issue Date, any Person other than the Holder or its Affiliates (an "Exercising Person") that owns or holds options or warrants to purchase or other rights to subscribe for Common Stock or any other voting securities of the Company as of the Original Issue Date at a purchase price or with an exercise price equal to or greater than $1.00 (each, an "Exercisable Security" and collectively, "Exercisable Securities"), notifies the Company of its intent to exercise such options or warrants to purchase or other rights to subscribe, the Company shall provide the Holder the right to purchase from the Company a number of shares of Common Stock or any other voting securities of the Company issuable upon exercise of such Exercisable Securities in an amount equal to and on the same terms and conditions provided to such Exercising Person.

                  (b) If an Exercising Person notifies the Company of its intent to exercise such Exercisable Securities, the Company shall promptly, but in no event later than forty-eight (48) hours following receipt of such notice, notify the Holder of the Exercising Person's intent to exercise such Exercisable Securities and the terms and conditions provided to such Exercising Person.

                  (c) Upon receipt by the Holder of the written notice of the Company pursuant to Section 4.9(b) above, the Holder shall have twenty
(20) business days during which to exercise the right pursuant to Section 4.9(a) above to purchase from the Company a number of shares of Common Stock or any other voting securities of the Company issuable upon exercise of such Exercisable Securities for the price and upon the terms specified in such notice. If the Holder fails to notify the Company of its exercise of such rights within such twenty (20) business day period, the Holder shall have no further rights with regard to such purchase at the price and upon the terms specified in the notice.


                                 ARTICLE V

                  NO IMPAIRMENT; REGULATORY COMPLIANCE AND
                     COOPERATION; NOTICE OF EXPIRATION

         5.1 The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         5.2 The Company shall deliver to each Holder of Warrants, after the 60th day but before the 30th day prior to the Expiration Date, advance notice of such Expiration Date. If the Company fails to fulfill in a timely manner the notice obligation set forth in the prior sentence, it shall provide such notice as soon as possible thereafter.


                                ARTICLE VI

               RESERVATION AND AUTHORIZATION OF COMMON STOCK.

         6.1 From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

         6.2 Before taking any action that would cause an adjustment reducing the Exercise Price below the par value of the shares of Common Stock deliverable upon exercise of the Warrant or that would cause the number of shares of Common Stock issuable upon exercise of the Warrant to exceed (when taken together with all other outstanding shares of Common Stock) the number of shares of Common Stock that the Company is authorized to issue, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue the full number of fully paid and nonassessable shares of Common Stock issuable upon exercise of the Warrant at such adjusted Exercise Price.


                                ARTICLE VII

       NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS

         7.1 Notices of Corporate Actions.

         In case:

                  (a) the Company shall take an action or an event shall occur, that would require an Exercise Price adjustment pursuant to Section 4; or

                  (b) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or

                  (c) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then, the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 7.1.

         7.2 Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

         7.3 Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.


                               ARTICLE VIII

                            LOSS OR MUTILATION.

         Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of the Holder, shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.


                                ARTICLE IX

                           OFFICE OF THE COMPANY.

         As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered Holders at least ten (10) Business Days prior to the effective date of such change.


                                 ARTICLE X

                               DILUTION FEE.

                  (a) In the event that any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the Holder of this Warrant as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive a fee (the "Dilution Fee") in an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such Holder would have received had the Warrant been exercised as of the date immediately prior to the record date for such dividend or distribution, such Dilution Fee to be payable on the same payment date established by the Board of Directors for the payment of such dividend or distribution; provided, however, that if the Company declares and pays a dividend or distribution on the Common Stock consisting in whole or in part of Common Stock, then no such Dilution Fee shall be payable in respect of the Warrant on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock and in lieu thereof the adjustment in Section 4 hereof shall apply. The record date for any such Dilution Fee shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Dilution Fee shall be payable to the Persons in whose name the Warrant is registered at the close of business on the applicable record date.

                  (b) No dividend shall be paid or declared on any share of Common Stock (other than dividends payable in Common Stock for which an adjustment was made pursuant to Section 4 hereof), unless the Dilution Fee, payable in the same consideration and manner, is simultaneously paid or provided for, as the case may be, in respect of this Warrant in an amount determined as set forth above. For purposes hereof, the term "dividends" shall include any pro rata distribution by the Company, out of funds of the Company legally available therefor, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings other than liquidation.

                  (c) Prior to declaring any dividend or making any distribution on or with respect to shares on Common Stock, the Company shall take all prior corporate action necessary to authorize the issuance of any securities payable as the Dilution Fee in respect of the Warrant.


                                ARTICLE XI

                               MISCELLANEOUS.

         11.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

         11.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, transmitted by facsimile with immediate telephonic confirmation thereafter or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a) if to any Holder of this Warrant or of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

                  (b) if to the Company, at the Designated Office;

                  (c) or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or transmitted by facsimile, with receipt acknowledged or immediate telephonic confirmation, respectively, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been sent by Federal Express or another recognized overnight courier service.

         11.3 Expenses. Except as otherwise provided in this Agreement, each party agrees to pay its own expenses incurred in connection with the preparation and negotiation of this Warrant and the consummation of the transactions contemplated hereby.

         11.4 Indemnification. If the Company fails to make, when due, any payments provided for in this Warrant, the Company shall pay to the Holder hereof (a) interest at the Agreed Rate on any amounts due and owing to such Holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such Holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the Holder hereof and the Holders of any Warrant Stock issued upon the exercise hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from any default hereunder by the Company. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such default hereunder.

         11.5 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         11.6 Remedies. Each Holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

         11.7 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.

         11.8 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.

         11.9 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

         11.10 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         11.11 Governing Law; Jurisdiction; Waiver of Jury Trial. THE INTERNAL LAWS, AND NOT THE LAWS OF CONFLICTS (OTHER THAN SECTION 5-1401 GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), OF NEW YORK SHALL GOVERN THE ENFORCEABILITY AND VALIDITY OF THIS WARRANT, THE CONSTRUCTION OF ITS TERMS AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE COMPANY. ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK, AND THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING WHICH IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON THE COMPANY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                          [Execution Page Follows]





         IN WITNESS WHEREOF, the Company has executed this Warrant as of the Original Issue Date.

                                        VIDEO NETWORKS COMMUNICATIONS, INC.

                                        By:    /s/ Robert Emery
                                           -------------------------------
                                        Name:  Robert Emery
                                        Title: Chief Financial Officer






AGREED AND ACCEPTED:

MONEYLINE NETWORKS, LLC

By:    /s/ Alexander Russo
   ---------------------------------------
Name:  Alexander Russo
Title: Executive Vice President, Corporate
       Development and General Counsel





                                  ANNEX A
                               EXERCISE FORM
        [To be executed only upon exercise or conversion of Warrant]

         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Common Stock of VV and herewith makes payment therefor in __________, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________ whose address is _____________________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                     OR

         The undersigned registered owner of this Warrant hereby elects irrevocably to exercise the within Warrant to purchase __________ shares of Common Stock of VV, Inc. all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________ whose address is ___________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                          [signature page follows]




                                           --------------------------------
                                           (Name of Registered Owner)

                                           --------------------------------
                                           (Signature of Registered Owner)

                                           --------------------------------
                                           (Street Address)

                                           --------------------------------
                                           (City)     (State)     (Zip Code)

NOTICE: The signature on this form must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.






                                  ANNEX B
                              ASSIGNMENT FORM

         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                              No. of Shares of
  Name and Address of Assignee                                Common Stock







and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of VV maintained for the purpose, with full power of substitution in the premises.

Dated:   _____________________

Print Name: ____________________________

Signature: _________________________

Witness: ______________________________



NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.